EXHIBIT 10.5

FIRST AMENDMENT TO THE EQUIPMENT LEASE AGREEMENT

This first amendment to the equipment lease agreement (this “First Amendment”) is made and entered into on November 30, 2019 (the “Effective Date”), by and between NMG Cathedral City, LLC, a California limited liability company (“Lessor”), and Satellites Dip, LLC (“Lessee”). Lessor and Lessee are hereinafter sometimes referred to together as the “Parties” and individually as a “Party.”

WHEREAS, Lessor and Lessee entered into an Equipment Lease Agreement dated June 6, 2019 (the “Equipment Lease Agreement”), which includes Exhibit A: Equipment (“Exhibit A”) (collectively, the Equipment Lease Agreement and this First Amendment shall be referred to as the “Agreement”);

WHEREAS, Lessor and Lessee desire to amend Exhibit A to the Equipment Lease Agreement through this First Amendment as set forth below;

WHEREAS, Lessor and Lessee desire to amend the term of the Equipment Lease Agreement to be coterminous with that certain brand director agreement, dated November 30, 2019, entered into between the Parties (the “Brand Director Agreement”); and

NOW, THEREFORE, in consideration of the covenants, agreements, representations, and warranties contained in this First Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1. Definitions. Except as expressly amended hereby, any capitalized terms used herein which are defined in the Equipment Lease Agreement shall have the same meanings herein as in the Equipment Lease Agreement, unless the context clearly indicates otherwise.

2. Amendments. The Equipment Lease Agreement shall be and hereby is amended as follows:

(a) Global Intent and Interpretation. The overall intent of the Parties in entering into this First Amendment is to amend the Equipment Lease Agreement so that its terms and provisions apply as equally or comparably as possible, mutatis mutandis, to the intent of the parties in every respect within the original spirit and context of the Equipment Lease Agreement.

(b) New Definitions. All capitalized terms used and defined in this First Amendment shall be incorporated by reference into the Equipment Lease Agreement as new definitions. The Brand Director Agreement definition in the recitals shall be incorporated by reference into the Equipment Lease Agreement as a new definition.

(c) Amendment of Section 1, subpart (o). Section 1(o) of the Equipment Lease Agreement shall be and hereby is amended and restated, which shall read in its entirety as follows:

First Amendment to Equipment Lease Agreement	1	NMG Cathedral City, LLC -w- Satellites Dip, LLC

“o. “Initial Term” means a period commencing on the Effective Date and running coterminous with the Brand Director Agreement, until such time as the Brand Director Agreement expires or terminates.”

(d) Amendment of Section 1, subpart (ee). Section 1(ee) of the Equipment Lease Agreement shall be and hereby is amended and restated, which shall read in its entirety as follows:

“ee. “Renewal Term” means a period commencing on the date of any renewal term of the Brand Director Agreement and running until such time as the Brand Director Agreement renewal term expires or terminates or is further renewed.”

(e) Amendment of Section 3, subpart (a). Section 3(a) of the Equipment Lease Agreement shall be and hereby is amended and restated, which shall read in its entirety as follows:

“a. Term. This Agreement and the provisions hereof, shall be in full force and effect for the duration of the Term. This Agreement shall automatically extend upon any renewal of the Brand Director Agreement’s term and shall run for the duration of that renewal term. The Term of this Agreement shall automatically terminate upon the termination of the Brand Director Agreement by Lessor, or by expiration of the term of the Brand Director Agreement.”

(f) Amendment of Exhibit A. Exhibit A to the Equipment Lease Agreement shall be and hereby is amended and restated which shall read in its entirety as set forth in Exhibit A to this First Amendment.

3. No Further Amendments. Except as expressly provided herein, the Equipment Lease Agreement (including Exhibit A) shall be unaffected hereby and shall remain in full force and effect.

4. Miscellaneous.

(a) Governing Law. This First Amendment will be governed and construed according to the choice of governing and constructive law set forth in the Equipment Lease Agreement.

(b) Assignment. Neither this First Amendment nor any of the rights or obligations of the parties hereunder may be assigned without the prior written consent of the other party.

(c) Entire Agreement. This First Amendment constitutes the sole and complete understanding of the Parties with respect to its subject matter addressed herein and supersedes all prior or contemporaneous communications between the parties concerning such subject matter.

(d) Counterparts. This First Amendment may be executed in counterparts, including facsimile counterparts, each of which will constitute an original, but which collectively will form one and the same instrument.

First Amendment to Equipment Lease Agreement	2	NMG Cathedral City, LLC -w- Satellites Dip, LLC

LESSOR AND LESSEE ACKNOWLEDGE THAT EACH HAS READ, UNDERSTANDS, AND AGREES TO BE BOUND BY THE TERMS SET FORTH ABOVE, AND HAS EXECUTED THIS FIRST AMENDMENT ON THE DAY AND YEAR SPECIFIED BELOW EACH PARTY'S RESPECTIVE SIGNATURE:

LESSOR:
NMG Cathedral City, LLC Signature: /s/ Stephen ‘Trip’ Hoffman Name: Stephen ‘Trip’ Hoffman Its: Authorized Signatory Date: November 30, 2019
LESSEE:

Satellites Dip, LLC Signature: /s/ Azadeh Dastmalchi Name: Azadeh Dastmalchi Its: Authorized Signatory Date: November 30, 2019

First Amendment to Equipment Lease Agreement	3	NMG Cathedral City, LLC -w- Satellites Dip, LLC

EXHIBIT A

EQUIPMENT

Description	Category	Qty	Monthly Rent
Deluxe Stainless Steel Worktable - 72 x 36"	Facility Equipment	4	$0.01
Standard Stainless Steel Worktable - 72 x 36"	Facility Equipment	1	$0.01
Wide Span Storage Rack - Particle Board, 72 x 24 x 48"	Facility Equipment	4	$0.01

Futurola Knockbox Machine	Pre-Roll Equipment	1	$0.01
Futurola Shredder	Pre-Roll Equipment	1	$0.01
Futurola Unload Station	Pre-Roll Equipment	1	$0.01

Adjustable Height Desk - 60 x 24", Gray	Office Furniture	1	$0.01
Deluxe Mesh Work Stool	Office Furniture	6	$0.01
Deluxe Vinyl Padded Folding Chair - Black	Office Furniture	4	$0.01
Mesh Task Chair	Office Furniture	1	$0.01
Mobile Pedestal File - 3 Drawer, Black	Office Furnitur	1	$0.01

Ohaus Scout® Balance Scale - 220 grams x .01 gram	Scales	6	$0.01

Mr Atomizer Wiped Film System	Distillation Equipment	1	$1,000.00
Jacketed Heated Feed Tank & Pumps	Distillation Equipment	1	$0.01
Chillers attached to Mr Atomizer system	Distillation Equipment	5	$0.01

First Amendment to Equipment Lease Agreement	4	Exhibit A: Equipment